KCSA
Public Relations
Worldwide                                                                  News
-------------------------------------------------------------------------------
Public & Investor Relations, Corporate & Marketing Communications


FOR:                  MEDIX RESOURCES, INC.

CONTACT:              John R. Prufeta, President and CEO
                      (212) 697-7207
                      (212) 697-3509 (fax)
                      jprufeta@cymedix.com
                      --------------------

KCSA                  Sarah Shepard / Elena Bonaiuto
CONTACTS:             (212) 896-1236 / (212) 896-1233
                      (212) 697-0910 (fax)
                      sshepard@kcsa.com / ebonaiuto@kcsa.com
                      -----------------   ------------------
                      www.kcsa.com

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

 MEDIX RESOURCES RETAINS KCSA PUBLIC RELATIONS WORDWIDE FOR INVESTOR RELATIONS
                                    SUPPORT


NEW YORK, August 8, 2000 -- Medix Resources, Inc. (AMEX: MXR), a developer and provider of Internet-Health based software products, that allow instantaneous communication of high value added healthcare information among doctor offices, hospitals, health management organizations and insurance companies, today announced that it has retained KCSA Public Relations Worldwide, a New York-based public and investor relations firm, to support the Company's investor relations efforts.

In announcing the appointment, John R. Prufeta, President and Chief Executive Officer of Medix Resources, said, "In line with our commitment to growth and enhancing shareholder value, it is extremely important that we effectively communicate our accomplishments and long-term growth strategy to current and potential investors. KCSA's broad experience in communicating to investors will assist us in achieving this objective."

                                     (more)

800 Second Avenue       Tel 212 682 6300        E-mail pr@kcsa.com
New York, NY 10017      Fax 212 697 0910        www.kcsa.com

MEDIX/2

About KCSA Public Relations Worldwide:

         KCSA Public Relations Worldwide (www.kcsa.com) is a leading public and investor relations firm with practice areas in public relations, investor relations, corporate and marketing communications and design and graphics. KCSA is the U.S. partner of European Communication Partners, a network of public relations firms in EEC countries and Canada, and the U.S. member of IR Asia-Pacific Ltd., the world's first network of independent investor relations consultancies uniting the Far East, North America and Europe. The firm has strategic alliances in Australia, Russia and South America and an office in Tel Aviv, Israel.

About Medix Resources, Inc.

         Medix Resources, Inc. through its wholly-owned Cymedix subsidiary, is a developer and provider of a suite of fully-secure, patented Internet based software products, that allow instantaneous communication of high value added healthcare information among doctor offices, hospitals, health management organizations and insurance companies. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

                                      # # #

Information in this press release contains forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its software products, the effectiveness and the marketability of those products, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-KSB for 1999, which was filed with the Securities and Exchange Commission on March 30, 2000. This information is available from the SEC or the Company.

This press release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com